Exhibit 10.1

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets ("[...***...]") in this exhibit. ***

AMENDMENT NO. 4 TO ASSET PURCHASE AGREEMENT

        This Amendment No. 4 (this "Amendment") to the Asset Purchase Agreement, dated as of March 6, 2018, by and between Phoenixus AG f/k/a Vyera Pharmaceuticals AG and Turing Pharmaceuticals AG, a stock corporation organized under the laws of Switzerland ("Seller"), and Seelos Corporation f/k/a Seelos Therapeutics, Inc., a Delaware corporation ("Buyer"), as amended by that certain Amendment to Asset Purchase Agreement, dated as of May 18, 2018, by and between Buyer and Seller, that certain Amendment No. 2 to Asset Purchase Agreement, dated as of December 31, 2018, by and between Buyer and Seller, and that certain Amendment No. 3 to Asset Purchase Agreement, dated as of October 15, 2019, by and between Buyer and Seller (as amended, the "Purchase Agreement"), is made as of February 15, 2021, by and between Buyer and Seller. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Purchase Agreement.

RECITALS

        WHEREAS, Section 10.10 of the Purchase Agreement provides that any amendment, modification or waiver of the Purchase Agreement shall only be valid if made in writing and signed by each of the Parties; and

        WHEREAS, the Parties desire to enter into this Amendment and amend the Purchase Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

        1.1     AMENDMENT TO SECTION 3. Section 3 of the Purchase Agreement shall be amended by adding the following as a new Section 3.3 to the Purchase Agreement:

        "3.3 Additional Payments. Buyer shall make cash payments to Seller as follows: (i) a payment of $3,000,000 on or before February 16, 2021; (ii) an additional payment of $3,000,000 on or before June 15, 2021; and (iii) an additional payment of $3,000,000 on or before September 15, 2021."

        1.2     AMENDMENT TO SECTION 3.2(b). Section 3.2(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

        "Buyer shall pay to Seller royalties on Net Sales of the Product at a rate of [...***...]% until each of the payments in (i) - (iii) of Section 3.3 have been made to Seller, at which point the royalties on Net Sales of the Product shall decrease to a rate of [...***...]%. The royalties described in this Section 3.2(b) shall be payable each calendar quarter, within 45 days after the last day of such calendar quarter, commencing with the first calendar quarter following U.S. Regulatory Approval in which the Product is sold."

ARTICLE 2
GENERAL PROVISIONS

        2.1     FULL FORCE AND EFFECT. Except as expressly set forth herein, the Purchase Agreement remains unchanged and in full force and effect. This Amendment shall be deemed an amendment to the Purchase Agreement and shall become effective when executed and delivered by the parties hereto. Upon the effectiveness of this Amendment, all references in the Purchase Agreement to "the Agreement" or "this Agreement," as applicable, shall refer to the Purchase Agreement, as modified by this Amendment.

        2.2     COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

        2.3     GOVERNING LAW; FORUM. This Amendment and the relationship of the Parties shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York. Any disputes relating to the transactions contemplated by this Amendment shall be heard in the State and Federal courts located in the County of New York in the State of New York.

        2.4     AMENDMENT. Any amendment, modification or waiver of this Amendment shall only be valid if made in writing and signed by each of the Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Amendment as of the date first written above.

SELLER:

PHOENIXUS AG

By: /s/ Averill Powers
Name: Averill Powers
Title: Chief Executive Officer

BUYER:

SEELOS CORPORATION

By: /s/ Raj Mehra
Name: Raj Mehra
Title: Chief Executive Officer